EXHIBIT 10.02

AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO THE EXECUTIVE EMPLOYMENT AGREEMENT between GEE Group Inc., an Illinois corporation, whose principal place of business is 7751 Belfort Parkway Suite 150 Jacksonville, Florida 32256 (the "Company" or "Employer") and Kim Thorpe (the "Executive") is made and effective as of August 13, 2021 (the "Effective Date").

AMENDMENT NO. 2

As provided for under sections 3. and 4.a. of the above-referenced EXECUTIVE EMPLOYMENT AGREEMENT between GEE Group Inc. and Kim Thorpe, dated February 13, 2019, and subsequently amended by Amendment No. 1, effective August 12, 2020, and based upon the recommendations and approvals by the Company’s Chief Executive Officer, Compensation Committee and Board of Directors, the following amendments are adopted thereto:

1)

The Term of the Agreement specified in section 3 is hereby extended from February 19, 2023, so that it now ends on September 30, 2024 (the later of September 30, 2024, or the last date to which the Term is extended shall now be the “End of Term”), and

2)	The base salary specified in section 4.a is hereby increased from $250,000 to $270,000.

In all other respects, the Executive Employment Agreement, dated February 13, 2019, between the Executive and the Company as Employer remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE:		Witness:

By:
	Kim Thorpe	Print Name: ________________________________________________
Its:	Senior Vice President Chief Financial Officer

EMPLOYER:		Witness:

By:
	Derek E. Dewan	Print Name: _______________________________________________
Its:	Chairman and Chief Executive Officer